Annex I



                               SPRINT CORPORATION
                       Consolidated Financial Information



CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)                                                Sprint Corporation
(millions)
--------------------------------------------- --- ------------------------------- -- -------------------------------
                                                          Quarters Ended                      Year-to-Date
                                                          September 30,                      September 30,
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       5,965     $      5,068      $     17,237     $      14,608
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                     3,026            2,703             8,838             7,758
   Selling, general and administrative                1,520            1,497             4,542             4,298
   Depreciation and amortization                      1,062              932             3,035             2,678
   Merger related costs                                   -                -               187                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           5,608            5,132            16,602            14,734
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Income (Loss)                                 357              (64)              635              (126)

Interest expense                                       (233)            (201)             (717)             (600)
Other income (expense), net                             (89)              (9)              (48)               68
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income (Loss) from continuing operations
   before income taxes                                   35             (274)             (130)             (658)
Income tax (expense) benefit                            (41)              78               (32)              188
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss from Continuing Operations                          (6)            (196)             (162)             (470)
Discontinued operation, net                               -              (60)              675              (154)
Extraordinary items, net                                  -                -                (3)              (21)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Income (Loss)                             $          (6)    $       (256)     $        510     $        (645)
                                              --- ------------- -- -------------- -- ------------- --- -------------





























                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

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


CONSOLIDATED STATEMENTS OF OPERATIONS (continued)                                                     Sprint Corporation
(Unaudited)
(millions, except per share data)
--------------------------------------------------------------------------- ---------------------------------------------
Quarters Ended September 30,                                   2000           1999               2000            1999
-------------------------------------------------------------------------------------------------------------------------
                                                               FON Common Stock                  PCS Common Stock
                                                         -----------------------------     ------------------------------

   Earnings (Loss) Applicable to Common Stock            $      385      $      361         $     (394)    $     (619)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Diluted Earnings (Loss) per Common Share
     Continuing operations                               $     0.43      $     0.48         $    (0.41)    $    (0.65)
     Discontinued operation                                      -            (0.07)                -              -
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

  Total                                                  $     0.43      $     0.41         $    (0.41)    $    (0.65)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
  Diluted weighted average common shares                      890.8           886.7              971.3          946.6
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Basic Earnings (Loss) per Common Share
     Continuing operations                               $     0.44      $     0.49         $    (0.41)    $    (0.65)
     Discontinued operation                                      -            (0.07)                -              -
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

   Total                                                 $     0.44      $     0.42         $    (0.41)    $    (0.65)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   Basic weighted average common shares                       884.2           869.4              971.3           946.6
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------


   DIVIDENDS PER COMMON SHARE                            $    0.125      $    0.125               N/A            N/A
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------


-------------------------------------------------------------------------------------------------------------------------
Year-to-Date September 30,                                     2000           1999               2000            1999
-------------------------------------------------------------------------------------------------------------------------
                                                               FON Common Stock                  PCS Common Stock
                                                         -----------------------------     ------------------------------

   Earnings (Loss) Applicable to Common Stock            $    1,874      $     1,156        $   (1,370)    $    (1,807)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Diluted Earnings (Loss) per Common Share
     Continuing operations                               $     1.34      $      1.48        $    (1.42)    $     (1.97)
     Discontinued operation                                    0.76            (0.17)               -              -
     Extraordinary items                                         -                -                 -            (0.02)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

  Total                                                  $     2.10      $      1.31        $    (1.42)    $     (1.99)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
  Diluted weighted average common shares                      894.5            884.3             963.5           910.3
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Basic Earnings (Loss) per Common Share
     Continuing operations                               $     1.36      $      1.51        $    (1.42)    $     (1.97)
     Discontinued operation                                    0.77            (0.18)               -               -
     Extraordinary items                                         -                -                 -            (0.02)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

   Total                                                 $     2.13      $      1.33        $    (1.42)    $     (1.99)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   Basic weighted average common shares                       879.8            866.4             963.5           910.3
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------


   DIVIDENDS PER COMMON SHARE                            $    0.375      $     0.375              N/A            N/A
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

  Note:  In the 2000 first quarter, Sprint effected a two-for-one stock split of its PCS common stock.  As a result, 1999 basic and diluted loss per common share and weighted average common shares have been restated.

N/A = Not applicable




                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

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


CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)                                           Sprint Corporation
(Unaudited)
(millions)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------------------------- ----------------------------------
                                                    2000              1999             2000              1999
--------------------------------------------- ----------------------------------- ----------------------------------

Net Income (Loss)                             $       (6)       $      (256)      $       510      $       (645)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on
   securities                                          5                 (4)              (28)                -
Income tax (expense) benefit                          (2)                 2                10                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on
   securities during the period                        3                 (2)              (18)                -
Reclassification adjustment for gains
   included in net income                             (8)                 -               (40)              (57)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total net unrealized holding losses on
   securities                                         (5)                (2)              (58)              (57)
Foreign currency translation adjustments               1                  -                 4                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive loss                        (4)                (2)              (54)              (57)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Income (Loss)                   $      (10)       $      (258)      $       456      $       (702)
                                              --- ------------- -- -------------- -- ------------- --- -------------

































                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

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


CONSOLIDATED BALANCE SHEETS                                                                          Sprint Corporation
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       September 30,     December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $          219    $          120
       Accounts receivable, net of allowance for doubtful accounts of
          $326 and $285                                                                         3,825             3,408
       Inventories                                                                                807               777
       Prepaid expenses                                                                           362               340
       Income tax receivable                                                                        -               411
       Investments in equity securities                                                             -               317
       Other                                                                                      113               207
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                     5,326             5,580

     Investments in securities                                                                     81               147

     Property, plant and equipment
       FON Group                                                                               29,968            27,687
       PCS Group                                                                               11,321             9,411
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                     41,289            37,098
       Accumulated depreciation                                                               (17,392)          (15,129)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                       23,897            21,969

     Investments in and advances to affiliates                                                    745               452

     Intangible assets
        Goodwill                                                                                5,777             5,745
        PCS licenses                                                                            3,059             3,060
        Other                                                                                   1,580             1,453
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                                10,416            10,258
        Accumulated amortization                                                               (1,133)             (691)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                   9,283             9,567

     Net assets of discontinued operation                                                           -               394

     Other                                                                                      1,513             1,141
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                              $       40,845    $       39,250
                                                                                      -----------------------------------





















                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

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


CONSOLIDATED BALANCE SHEETS (continued)                                                              Sprint Corporation
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------------
                                                                                        September 30,     December 31,
                                                                                            2000              1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Unaudited)
Liabilities and Shareholders' Equity
     Current liabilities
       Current maturities of long-term debt                                             $         491    $       1,087
       Accounts payable                                                                         1,532            1,462
       Construction obligations                                                                   853            1,039
       Accrued interconnection costs                                                              559              683
       Accrued taxes                                                                              429              410
       Advance billings                                                                           352              323
       Payroll and employee benefits                                                              448              638
       Accrued interest                                                                           408              264
       Other                                                                                    1,064              926
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                                6,136            6,832

     Long-term debt and capital lease obligations                                              17,151           15,685

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                         1,459            1,511
       Postretirement and other benefit obligations                                             1,071            1,064
       Other                                                                                      638              598
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                             3,168            3,173


     Shareholders' equity
       Common stock
         Class A, par value $2.50 per share, 200.0 shares authorized,
            86.2 shares issued and outstanding (each share represents the right to
            one FON share and 1/2 PCS share)                                                      216              216
         FON, par value $2.00 per share, 4,200.0 shares authorized, 798.8 and 788.0
            shares issued and 797.1 and 788.0 shares outstanding                                1,598            1,576
         PCS, par value $1.00 per share, 2,350.0 shares authorized, 930.4 and 910.4
            shares issued and outstanding                                                         930              910
       PCS preferred stock, no par, 0.3 shares authorized, 0.2 shares issued and
         outstanding                                                                              247              247
       Capital in excess of par or stated value                                                 9,303            8,569
       Retained earnings                                                                        2,119            1,961
       Treasury stock, at cost, 1.7 and 0.0 shares                                                (50)              (2)
       Accumulated other comprehensive income                                                      27               81
       Other                                                                                        -                2
-------------------------------------------------------------------------------------------------------------------------

       Total shareholders' equity                                                              14,390           13,560
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                               $      40,845    $      39,250
                                                                                      -----------------------------------













                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

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CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)                                                   Sprint Corporation
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date September 30,                                                                 2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities

Net income (loss)                                                                     $        510     $       (645)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Discontinued operation, net                                                              (675)             154
     Extraordinary items, net                                                                    3               21
     Equity in net losses of affiliates                                                        197               49
     Depreciation and amortization                                                           3,035            2,678
     Deferred income taxes and investment tax credits                                            9               16
     Changes in assets and liabilities:
         Accounts receivable, net                                                             (424)            (606)
         Inventories and other current assets                                                  414             (637)
         Accounts payable and other current liabilities                                        (39)             399
         Noncurrent assets and liabilities, net                                                 24              (95)
     Other, net                                                                               (127)              (6)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by operating activities                                                    2,927            1,328
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities

Capital expenditures                                                                        (4,765)          (4,035)
Investments in affiliates, net                                                                (882)            (102)
Proceeds from sales of assets                                                                  255               90
Purchase of broadband fixed wireless companies,
   net of cash acquired                                                                          -             (271)
Other, net                                                                                     (23)            (171)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by continuing operations                                                      (5,415)          (4,489)
Proceeds from sale of investment in Global One                                               1,403                -
Net investing activities of discontinued operation                                               -             (295)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash used by investing activities                                                       (4,012)          (4,784)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities

Proceeds from long-term debt                                                                 2,411            4,944
Payments on long-term debt                                                                  (1,244)          (2,417)
Dividends paid                                                                                (333)            (328)
Proceeds from common stock issued                                                              264            1,011
Treasury stock purchased                                                                       (61)             (48)
Other, net                                                                                     147              115
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by financing activities                                                    1,184            3,277
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                     99             (179)
Cash and Equivalents at Beginning of Period                                                    120              605
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $        219     $        426
                                                                                     --- ------------- -- -------------




                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

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CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited)                                          Sprint Corporation
(millions)
----------------------------------------------------------------------------------------------------------------------
Year-to-Date September 30, 2000
----------------------------------------------------------------------------------------------------------------------

                                                          PCS
                                                         Common      Capital
                                    Sprint     FON        and       In Excess
                                    Common    Common   Preferred    of Par or   Retained   Treasury
                                    Stock     Stock      Stock       Stated     Earnings   Stock     Other    Total
                                                                     Value
----------------------------------------------------------------------------------------------------------------------
Beginning 2000 balance            $   216   $ 1,576   $  1,157    $   8,569    $  1,961   $   (2)  $  83   $ 13,560
Net income                              -         -          -            -         510        -       -        510
FON common stock dividends              -         -          -            -        (298)       -       -       (298)
Class A common stock dividends          -         -          -            -         (33)       -       -        (33)
PCS preferred stock dividends           -         -          -            -          (5)       -       -         (5)
FON Series 1 common stock issued        -        22          -          182           -        -       -        204
PCS Series 1 common stock issued        -         -         20          146           -        -       -        166
Treasury stock purchased                -         -          -            -           -      (61)      -        (61)
Treasury stock issued                   -         -          -            -         (18)      13       -         (5)
Tax benefit from stock
   compensation                         -         -          -          406           -        -       -        406
Other, net                              -         -          -            -           2        -     (56)       (54)
----------------------------------------------------------------------------------------------------------------------

September 2000 balance            $   216   $ 1,598   $  1,177    $   9,303    $  2,119   $  (50)  $  27   $ 14,390
                                --------------------------------------------------------------------------------------


Shares Outstanding
------------------------------------------------------------------
Beginning 2000 balance               86.2     788.0       910.6
FON Series 1 common stock issued      -        10.8          -
PCS Series 1 common stock issued      -         -          20.0
Treasury stock purchased              -        (2.0)        -
Treasury stock issued                 -         0.3         -
                                   -------------------------------

September 2000 balance               86.2     797.1       930.6
                                   -------------------------------





























                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

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CONDENSED NOTES TO CONSOLIDATED FINANCIAL                     Sprint Corporation
STATEMENTS (Unaudited)
--------------------------------------------------------------------------------

The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the consolidated interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present Sprint Corporation's consolidated financial position, results of operations, cash flows and comprehensive income (loss).

Certain information and footnote disclosures normally included in consolidated financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1. Basis of Consolidation and Presentation
--------------------------------------------------------------------------------

The consolidated financial statements include the accounts of Sprint and its wholly owned and majority-owned subsidiaries. The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

Investments in entities in which Sprint exercises significant influence, but does not control, are accounted for using the equity method (see Note 4).

The consolidated financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or shareholders' equity as previously reported.

--------------------------------------------------------------------------------
2. Discontinued Operation
--------------------------------------------------------------------------------

In January 2000, Sprint reached a definitive  agreement with France Telecom S.A.
(FT) and Deutsche Telekom AG (DT) to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One.

Sprint recorded an after-tax gain related to the sale of its interest in Global One of $675 million in the first quarter of 2000. Sprint recorded after-tax losses related to its share of losses from Global One of $60 million in the 1999 third quarter and $154 million in the 1999 year-to-date period.

--------------------------------------------------------------------------------
3. Merger Termination
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger. In the 2000 second quarter, Sprint recognized a one-time, pre-tax charge of $187 million for costs associated with the terminated merger.

--------------------------------------------------------------------------------
4. Investments
--------------------------------------------------------------------------------

At the end of September 2000, investments accounted for using the equity method consisted of the FON Group's investments in EarthLink, Call-Net, Intelig and other strategic investments and the PCS Group's investment in Pegaso Telecomunicaciones, S.A. de C.V., a wireless PCS operation in Mexico. Combined, unaudited, summarized financial information (100% basis) of entities accounted for using the equity method was as follows:



                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Results of operations
  Net operating revenues                      $       655       $      403        $     1,699      $      1,170
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net operating loss                          $      (449)      $      (53)       $      (616)     $       (138)
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net loss                                    $      (453)      $     (114)       $      (815)     $       (207)
                                              --- ------------- -- -------------- -- ------------- --- -------------
Equity in net losses of affiliates            $      (120)      $      (25)       $      (181)     $        (50)
                                              --- ------------- -- -------------- -- ------------- --- -------------

--------------------------------------------------------------------------------
5. Income Taxes
--------------------------------------------------------------------------------

The differences that caused Sprint's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                       Year-to-Date
                                      September 30,
                                  -----------------------
                                      2000       1999
---------------------------------------------------------
                                        (millions)
Income tax benefit at the
   federal statutory rate         $   (46)   $  (230)
Effect of:
   State income taxes, net of
     federal income tax effect         13         11
   Equity in losses of foreign
     joint ventures                    38         14
   Goodwill amortization               38         25
   Other, net                         (11)        (8)
---------------------------------------------------------

Income tax expense (benefit)      $    32    $  (188)
                                  -----------------------

Effective income tax rate           (24.6)%     28.6%
                                  -----------------------


--------------------------------------------------------------------------------
6.  Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

In August 2000, Sprint renewed its $3.0 billion 364 day revolving credit facility with a syndicate of domestic and international banks to support commercial paper operations. At September 30, 2000, the entire credit facility was unused.

In June 2000, Sprint issued $1.25 billion of debt securities registered with the SEC. These borrowings, which mature in 2002 and have interest rates ranging from 7.0% to 7.6%, were allocated to the PCS Group.

In the 2000 first quarter, Sprint exchanged 6.6 million common shares of SBC Communications, Inc. for certain notes payable of the FON Group. The notes had a market value of $275 million on the maturity date and $316 million at year-end 1999. The notes had an interest rate of 8.3%.

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
7. Stock Split
--------------------------------------------------------------------------------

In December 1999, Sprint's Board of Directors authorized a two-for-one stock split of Sprint's PCS common stock in the form of a stock dividend which was distributed on February 4, 2000 to the PCS shareholders. A comparable dividend was paid on the Class A common stock owned by FT and DT. PCS Group loss per share and weighted average common shares for the prior periods have been restated to reflect the stock split.

--------------------------------------------------------------------------------
8. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to Sprint's consolidated financial statements.

--------------------------------------------------------------------------------
9. Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures. See
Note 9 of Sprint FON Group Condensed Notes to Combined Financial Statements for more information about the FON Group's business segments.

The PCS Group businesses operate in a single segment.

Industry segment financial information was as follows:

--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint        Intergroup
Quarters Ended September 30,                           FON Group       PCS Group     Eliminations(1)  Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
2000
Net operating revenues                             $    4,403      $      1,673    $      (111)    $       5,965
Intergroup revenues                                       101                10           (111)              -
Operating income (loss)                                   724              (367)            -                357


1999
Net operating revenues                             $    4,298      $        844    $       (74)    $       5,068
Intergroup revenues                                        70                 4            (74)              -
Operating income (loss)                                   726              (790)            -                (64)
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint          Intergroup
Year-to-Date September 30,                             FON Group       PCS Group     Eliminations(1)  Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
2000
Net operating revenues                             $   13,234      $      4,310    $      (307)    $      17,237
Intergroup revenues                                       280                27           (307)              -
Operating income (loss)                                 2,073            (1,438)            -                635


1999
Net operating revenues                             $   12,609      $      2,184    $      (185)    $      14,608
Intergroup revenues                                       179                 6           (185)              -
Operating income (loss)                                 2,199            (2,325)            -               (126)
--------------------------------------------------------------------------------------------------------------------


(1)  Revenues eliminated in consolidation consist principally of long-distance services provided to the PCS Group for resale to PCS customers and for internal business use and telemarketing services provided by the FON Group for PCS sales programs.

--------------------------------------------------------------------------------
10.  Supplemental Cash Flows Information
--------------------------------------------------------------------------------

Sprint's cash paid (received) for interest and income taxes was as follows:
                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     592   $      418
                              -------------------------
Income taxes                  $    (400)  $      (15)
                              -------------------------


Sprint's noncash activities included the following:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Tax benefit from stock
   compensation               $     406   $     140
                              -------------------------
Debt redeemed with
   investments in equity
   securities                 $     275   $       -
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $     173   $      98
                              -------------------------
Stock received for stock
   options exercised          $      64   $      44
                              -------------------------
Common stock issued for Cox
   PCS acquisition            $       -   $   1,146
                              -------------------------
Capital lease obligations     $       -   $      36
                              -------------------------
Debt assumed in purchase of
   broadband fixed wireless
   companies                  $       -   $     574
                              -------------------------



--------------------------------------------------------------------------------
11.  Subsequent Event
--------------------------------------------------------------------------------

In October 2000, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common stock and Class A common stock. Dividends will be paid December 28, 2000.

--------------------------------------------------------------------------------
12.  Recently Issued Accounting Pronouncements
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date for Sprint will be for the quarter ending December 31, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and Sprint is completing the analysis of the impact of SAB 101 on its financial statements. SAB 101 is not expected to have a material impact on Sprint's consolidated financial statements.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires all derivatives to be recorded on the balance sheet as either assets or liabilities and be measured at fair value. Gains or losses from changes in the derivative values are to be accounted for based on how the derivative was used and whether it qualifies for hedge accounting. When adopted in January 2001, this statement is not expected to have a material impact on Sprint's consolidated financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                 Sprint Corporation

--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. (WorldCom) announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger. In the 2000 second quarter, Sprint recognized a one-time, pre-tax charge of $187 million for costs associated with the terminated merger.

Sprint has been reassessing the FON Group business strategies in response to the cancellation of its planned merger with WorldCom and the recent changes in the overall telecommunications industry. This reassessment may impact the valuation of various FON Group assets and investments. Sprint anticipates that this valuation analysis will be concluded before year-end.

The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. These operations are referred to as the PCS Group.

The FON stock is intended to reflect the performance of all of Sprint's other operations. These operations are referred to as the FON Group and include the following:

     o    Core businesses

          o    Long distance division

          o    Local division

          o    Product distribution and directory publishing businesses

     o Activities to develop and deploy Sprint ION(SM), Integrated On-Demand Network

     o    Other strategic ventures.

FON and PCS shareholders are subject to the risks related to all of Sprint's businesses, assets and liabilities. Owning FON or PCS shares does not represent a direct legal interest in the assets and liabilities of the Groups. Rather, shareholders remain invested in Sprint and continue to vote as a single voting class for Board member elections and most other company matters.

FON Group or PCS Group events affecting Sprint's consolidated statements of operations and balance sheets could, in turn, affect the other Group's financial statements or stock price.

Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both FON stock and PCS stock. Sprint does not expect to pay dividends on the PCS shares in the foreseeable future.

Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations" (MD&A) should be read along with the FON Group's MD&A and the PCS Group's MD&A.

--------------------------------------------------------------------------------
General Overview of the Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network that uses fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving more than
8.3 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint is developing and deploying new integrated communications services, referred to as Sprint ION. Sprint ION extends Sprint's existing network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for advanced services including integrated voice, data, Internet and video. It is also expected to be the foundation for Sprint to provide new competitive local service. Beginning in 2000, the Sprint ION segment includes costs to develop high-speed data services and Sprint ION services for the Multipoint Multichannel Distribution Services broadband fixed wireless platform.

Other Ventures

The "other ventures" segment includes the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

This segment also includes the FON Group's investments in EarthLink, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; Intelig, a long distance provider in Brazil; and certain other telecommunications investments and ventures. All of the investments and ventures are accounted for using the equity method.

--------------------------------------------------------------------------------
General Overview of the Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's wireless PCS operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of September 2000, the PCS Group operated PCS systems in more than 300 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches more than 213 million people. The PCS Group provides nationwide service through:

          o operating its own digital network in major U.S. metropolitan areas,

          o affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,

          o roaming on other providers' analog cellular networks using dual-band/dual-mode handsets, and

          o roaming on other providers' digital PCS networks that use code division multiple access.

The PCS Group also provides wholesale PCS services to companies that resell the services to their customers on a retail basis. These companies pay the PCS Group a discounted price for their customers' usage, but bear the costs of acquisition and customer service.

The PCS Group also includes its investment in Pegaso Telecomunicaciones, S.A. de C.V. (Pegaso), a wireless PCS operation in Mexico. This investment is accounted for using the equity method.


--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Consolidated

Total net operating revenues were as follows:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
FON Group                                     $     4,403       $    4,298        $    13,234      $     12,609
PCS Group                                           1,673              844              4,310             2,184
Intergroup eliminations                              (111)             (74)              (307)             (185)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net operating revenues                        $     5,965       $    5,068        $    17,237      $     14,608
                                              --- ------------- -- -------------- -- ------------- --- -------------


Income (Loss) from continuing operations was as follows:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
FON Group                                     $       384       $      419        $     1,194      $      1,305
PCS Group                                            (390)            (615)            (1,356)           (1,775)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss from continuing operations               $        (6)      $     (196)       $      (162)     $       (470)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Sprint FON Group

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $     4,403       $    4,298        $    13,234      $     12,609
Operating expenses                                  3,679            3,572             11,161            10,410
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating income                              $       724       $      726        $     2,073      $      2,199
                                              --- ------------- -- -------------- -- ------------- --- -------------

Operating margin                                     16.4%            16.9%              15.7%             17.4%
                                              --- ------------- -- -------------- -- ------------- --- -------------


Net Operating Revenues

Net operating revenues were $4.4 billion for the 2000 third quarter, an increase of 2% from $4.3 billion for the same 1999 period. Net operating revenues for the first nine months in 2000 increased 5% to $13.2 billion from $12.6 billion for the same 1999 period.

Long Distance Division

Net operating revenues increased 3% in the 2000 third quarter and 5% for the 2000 year-to-date period from the same 1999 periods. These increases mainly reflect strong data services revenue growth. Calling volumes increased 16% in the 2000 third quarter and 17% in the 2000 year-to-date period compared to the same periods a year ago, but were largely offset by a more competitive pricing environment and a reduction in access cost pass-throughs resulting from the implementation of an access reform proposal by the Coalition for Affordable Local and Long distance Service (CALLS) in the 2000 third quarter. Future revenue and operating income growth may be impacted by the continuing pricing pressures being experienced by the long distance division.

Business and data market revenues increased 7% in the 2000 third quarter and 9% for the 2000 year-to-date period from the same 1999 periods. Data services showed strong growth from continued demand and an increased use of the Internet.

Residential market revenues decreased 6% in the 2000 third quarter and 2% for the 2000 year-to-date period compared to the same 1999 periods. The decrease in the 2000 third quarter was mainly due to the implementation of the CALLS proposal at the beginning of the quarter. Revenues for the 2000 third quarter and year-to-date periods also declined due to lower calling card usage partly offset by an increase in international revenues. Additionally, revenues for the 2000 year-to-date period were affected by the loss of a major Local Exchange Carrier calling card contract. However, Sprint has entered into another calling card contract that will partially replace the lost revenues. Domestic residential revenues declined in both the 2000 third quarter and year-to-date periods from the same 1999 periods due to price reductions which were partly offset by increased calling volumes. Residential market revenues have benefited from the success of bundled services sales by the local division. Revenue growth from customers within Sprint's local territories has helped mitigate the erosion of revenues from other customers.

Wholesale market revenues increased 2% in the 2000 third quarter and 5% in the 2000 year-to-date period from the same 1999 periods. These increases are largely the result of sales of capacity on transoceanic cable. Additional increases are primarily due to growth in private line and data services offset by declining international voice revenues.

Local Division

At the beginning of the 2000 third quarter, Sprint changed its transfer pricing for certain transactions between FON Group entities. The main effect of this change was a reduction in the local division's "Net Operating Revenues - Other Revenues." In addition, Sprint's local division sold a customer service and telemarketing organization to the PCS Group at the beginning of the 2000 second quarter. For comparative purposes, the following discussion assumes the transfer pricing change and the sale of the customer service and telemarketing organization occurred at the beginning of 1999.

Local division revenues increased 3% in the 2000 third quarter and 4% in the 2000 year-to-date period from the same 1999 periods. These increases mainly reflect increased sales of network-based services such as Caller ID and Call Waiting and steady customer access line growth. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling. The local division ended the 2000 third quarter with over 8.3 million switched access lines, a 4.6% increase during the past 12 months. On a voice-grade equivalent basis, which includes both traditional switched services and high capacity lines, access lines grew 18% during the past 12 months. This growth reflects many business customers switching from individual lines to high capacity dedicated circuits.

Local service revenues grew 7% in the 2000 third quarter and year-to-date periods from the same 1999 periods because of strong demand for bundled services and customer access line growth. Revenue growth also reflects increased sales of data products.

Network access revenues increased 2% in the 2000 third quarter and 6% in the 2000 year-to-date period from the same 1999 periods. The 2000 third quarter and year-to-date revenues reflect a 5% and 7% respective increase in minutes of use and increased revenues from special access services. These increases were offset by FCC-mandated access rate reductions which included the implementation of the CALLS proposal beginning in the 2000 third quarter.

Toll service revenues decreased 24% in the 2000 third quarter and 22% in the 2000 year-to-date period from the same 1999 periods, reflecting increased competition, which is expected to continue, in the intraLATA long distance market. These decreases also reflect the success of sales of bundled services which shift intraLATA customers to Sprint's long distance division. Despite the losses realized by the local division, overall, Sprint has maintained approximately a two-thirds market share of intraLATA long distance in the local division's territories from the 1999 third quarter to the 2000 third quarter.

Other revenues decreased 1% in the 2000 third quarter and 7% in the 2000 year-to-date period from the same 1999 periods mainly due to a decrease in equipment sales as a result of a planned shift in focus to selling only higher margin products.

Product Distribution & Directory Publishing Businesses

The product distribution and directory publishing businesses' net operating revenues increased 11% in the 2000 third quarter and 7% in the 2000 year-to-date period from the same 1999 periods. Nonaffiliated revenues accounted for approximately 60% of revenues in both the 2000 and 1999 third quarters and year-to-date periods. Nonaffiliated revenues increased 7% in the 2000 third quarter and 10% in the 2000 year-to-date period compared with the same 1999 periods. The increase in nonaffiliated revenues in the third quarter was mainly due to the consolidation of a directory publishing partnership. Beginning in the 2000 third quarter, the directory publishing partnership, previously accounted for as an equity method investment, was fully consolidated due to a restructuring in the partnership management. The year-to-date increase was largely due to an increased volume of equipment sales resulting from the expansion of certain existing sales contracts, mainly in the 2000 first quarter.

Affiliate revenues increased 19% in the 2000 third quarter and 2% in the 2000 year-to-date period compared to the same 1999 periods. The third quarter increase was mainly the result of the mid-year change in the local division's capital program to more network equipment and components. Additionally, affiliate sales were lower beginning in the 1999 third quarter due to the change in the local division's capital program to more electronics and software, which was more frequently purchased directly from manufacturers.

Sprint ION(SM)

Net operating revenues for Sprint ION in 2000 reflect revenues from the initial launches of both Sprint ION and broadband fixed wireless services.

Operating Expenses

The FON Group's operating expenses increased 3% in the 2000 third quarter and 7% in the 2000 year-to-date period from the same 1999 periods.

Long Distance Division

Long distance division operating expenses increased 3% in the 2000 third quarter and 5% in the 2000 year-to-date period from the same 1999 periods.

Interconnection costs decreased 4% in the 2000 third quarter and 1% in the 2000 year-to-date period from the same 1999 periods. The decreases were due to reductions in per-minute international access costs as well as domestic access costs and a decline in international calling volumes, largely offset by costs related to growth in non-minute driven revenues and increased domestic calling volumes. The domestic rate reductions were generally due to the FCC-mandated access rate reductions that took effect in July 1999 and July 2000. The access rate reductions in July 2000 included the implementation of the CALLS proposal. Lower international per-minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of declining unit costs for international interconnection.

Operations expense increased 28% in the 2000 third quarter and 33% in the 2000 year-to-date period from the same 1999 periods largely due to increased equipment sales and sales of capacity on transoceanic cable in 2000 and lower product costs in the third quarter a year ago. Excluding the costs of equipment and capacity sales, operations expense increased 5% in the 2000 third quarter and 7% in the 2000 year-to-date period from the same 1999 periods due to increased costs of other products and services.

Selling, general and administrative (SG&A) expense decreased 1% in the 2000 third quarter and remained flat in the 2000 year-to-date period from the same 1999 periods due to a strong emphasis on cost control, partly offset by increased marketing and promotions in the business market.

Depreciation and amortization expense remained flat in the 2000 third quarter and decreased 1% in the 2000 year-to-date period from the same periods a year ago due to an adjustment to increase the depreciable lives of certain assets, largely offset by an increased asset base.

Local Division

The following local division discussion assumes the sale of a customer service and telemarketing organization occurred at the beginning of 1999. See "Net Operating Revenues - Local Division" for more details.

Local division operating expenses were flat in the 2000 third quarter and year-to-date periods compared with the same 1999 periods.

Costs of services and products increased 2% in the 2000 third quarter and decreased 1% in the 2000 year-to-date period from the same 1999 periods. The increase in the 2000 third quarter was due to access line growth and increased repair and maintenance expenses associated with wet weather conditions, partly offset by a decline in equipment sales and the success of cost control initiatives. The decrease in the 2000 year-to-date costs was due to a decline in equipment sales and the success of cost control initiatives.

SG&A expense decreased 7% in the 2000 third quarter and 5% in the 2000 year-to-date period from the same periods a year ago due to continued emphasis on cost control.

Depreciation and amortization expense increased 5% in the 2000 third quarter and 6% in the 2000 year-to-date period from the same 1999 periods reflecting increased capital expenditures in switching and transport technologies which have shorter asset lives.

Product Distribution & Directory Publishing Businesses

Operating expenses increased 11% in the 2000 third quarter and 6% in the 2000 year-to-date period compared to the same 1999 periods reflecting increased costs of services and products related to the increased volume of equipment sales. The increases were also due to the consolidation of the directory publishing partnership beginning in the 2000 third quarter.

Sprint ION(SM)

Operating expenses for Sprint ION in the 2000 third quarter and year-to-date periods reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising associated with market launches. Depreciation and amortization expense increased due to a rapidly increasing asset base.

Other Ventures

The "other ventures" segment includes the operating results of the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

Equity in net losses of affiliates increased significantly in the 2000 third quarter and year-to-date periods compared with the same 1999 periods reflecting losses from Intelig and increased losses from Call-Net. Sprint ceased recognizing its portion of Intelig losses during the proposed WorldCom/Sprint merger due to the Brazilian government's requirement for Sprint to divest Intelig and limit its management participation. In the 2000 third quarter, the Brazilian government informed Sprint that it was no longer required to divest Intelig and could fully participate in its management as a result of the termination of the proposed merger. Therefore, Sprint resumed equity method accounting and recorded the previously unrecognized losses in the 2000 third quarter. The 2000 year-to-date Call-Net losses include Sprint's portion of a restructuring charge recorded by Call-Net in the 2000 first quarter.

Sprint PCS Group

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $     1,673       $      844        $     4,310      $      2,184
Operating expenses                                  2,040            1,634              5,748             4,509
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $      (367)      $     (790)       $    (1,438)     $     (2,325)
                                              --- ------------- -- -------------- -- ------------- --- -------------

The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retail chain and the subsequent service revenues generated by sales to its customers accounted for 25% of net operating revenues in the 2000 third quarter and year-to-date periods. These revenues were 29% of net operating revenues in the 1999 third quarter and year-to-date periods.

Net Operating Revenues

The PCS Group's net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges, usage charges and activation fees. Subscriber revenues increased 105% in the 2000 third quarter and 108% in the 2000 year-to-date period from the same 1999 periods mainly reflecting an increase in the average number of customers. The PCS Group added 911,000 customers in the 2000 third quarter, including 72,000 purchased from a reseller. The PCS Group added 2.6 million customers in the 2000 year-to-date period, ending the quarter with over
8.3 million customers in more than 300 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $59 for the 2000 third quarter and $58 for the 2000 year-to-date period compared to $54 in the 1999 third quarter and year-to-date periods. The increase in ARPU was partly due to the implementation of activation charges in the 2000 second quarter. Additionally, the companies that the PCS Group serves on a wholesale basis added 122,000 customers in the 2000 third quarter, excluding the 72,000 sold to the PCS Group. These companies added 188,000 customers in the 2000 year-to-date period, ending the quarter with approximately 260,000 customers.

Revenues from sales of handsets and accessories were approximately 14% of net operating revenues in the 2000 third quarter and 15% in the 2000 year-to-date period. These revenues as a percentage of net operating revenues were approximately 17% in the 1999 third quarter and 19% in the 1999 year-to-date period. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

The PCS Group's costs of services and products mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased 30% in the 2000 third quarter and 32% in the 2000 year-to-date period from the same 1999 periods reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

SG&A expense mainly includes marketing costs to promote products and services as well as salary and benefit costs. SG&A expense increased 16% in the 2000 third quarter and 21% in the 2000 year-to-date period from the same 1999 periods reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Depreciation and amortization expense consists mainly of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over 30 months to 40 years.

Depreciation and amortization expense increased 24% in the 2000 third quarter and 23% in the 2000 year-to-date period from the same 1999 periods mainly reflecting depreciation of the network assets placed in service during 2000 and 1999. It also reflects amortization of intangible assets acquired in the Cox PCS purchase in the 1999 second quarter.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

Sprint's effective interest rate on long-term debt was 6.9% in the 2000 third quarter and year-to-date periods and in the 1999 third quarter. The rate for the 1999 year-to-date period was 7.0%.

Interest costs on short-term borrowings classified as long-term debt, deferred compensation plans and customer deposits have been excluded so as not to distort the effective interest rate on long-term debt.

Other Income (Expense), Net

Other income (expense) consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $         9       $        7        $        20      $         20
Equity in net losses of affiliates                   (120)             (25)              (181)              (50)
Gains on sales of assets                               13                6                 92                 6
Net gains from investments                              -                -                 23                35
Minority interest for Cox PCS                           -                -                  -                20
Other, net                                              9                3                 (2)               37
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total                                         $       (89)      $       (9)       $       (48)     $         68
                                              --- ------------- -- -------------- -- ------------- --- -------------


Gains on sales of assets mainly reflect the 2000 second quarter sale of a directory publishing operation that was not affiliated with Sprint's local territories. The 2000 year-to-date period also includes gains on sales of certain PCS Group customers and associated network infrastructure.

Income Taxes

See Note 5 of Condensed Notes to Consolidated Financial Statements for information about the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Discontinued Operation, Net

In February 2000, Sprint sold its interest in Global One to France Telecom S.A. and Deutsche Telekom AG. As a result of Sprint's sale of its interest in Global One, Sprint's gain on sale and its equity share of the results of Global One have been reported as a discontinued operation for all periods presented.

Sprint recorded an after-tax gain related to the sale of its interest in Global One of $675 million in the first quarter of 2000. Sprint recorded after-tax losses related to its share of losses from Global One of $60 million in the third quarter of 1999 and $154 million in the 1999 year-to-date period.

Extraordinary Items, Net

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss for the PCS Group.

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had a weighted average interest rate equal to the London Inter-Bank Offered Rate plus 40 basis points. This resulted in a $21 million after-tax extraordinary loss for the PCS Group.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                         September 30,      December 31,
                             2000               1999
--------------------------------------------------------
                                   (millions)
Consolidated assets  $      40,845       $     39,250
                     -----------------------------------


Sprint's consolidated assets increased $1.6 billion in the 2000 year-to-date period. Net property, plant and equipment increased $1.9 billion reflecting capital expenditures to support the PCS network build-out and expansion, core long distance and local network enhancements, and Sprint ION development and hardware deployment, partly offset by depreciation and network asset sales. Investments in affiliates and other assets increased $665 million mainly reflecting capital contributions to Sprint's equity method investees, partly offset by equity in net losses of those affiliates. Offsetting decreases in Sprint's consolidated assets primarily reflect the cash from the sale of the net assets of the Global One discontinued operation and the receipt of an income tax refund used to repay debt. Sprint's assets also decreased due to the exchange of investments in equity securities for certain notes payable. See "Liquidity and Capital Resources" for more information about changes in Sprint's Consolidated Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by operating
   activities          $    2,927     $     1,328
                       -------------------------------


Operating cash flows in the 2000 year-to-date period increased $1.6 billion from the same 1999 period. In 2000, cash outflows from working capital totaled $49 million compared with $844 million in the 1999 year-to-date period. The increase in operating cash flows also reflects decreased operating losses for the PCS Group.

Investing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (4,012)    $    (4,784)
                       -------------------------------

In February 2000, Sprint received $1.4 billion from the sale of its interest in Global One. The proceeds were used to repay existing debt and fund the PCS Group's capital expenditures.

The  FON  Group's  capital   expenditures  totaled  $2.7  billion  in  the  2000
year-to-date period and $2.5 billion in the 1999 year-to-date period. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. Sprint ION capital expenditures were incurred for development and hardware deployment. Other FON Group capital expenditures were incurred mainly for Sprint's World Headquarters Campus. PCS Group capital expenditures were $2.1 billion in the 2000 year-to-date period and $1.6 billion in the 1999 year-to-date period. Capital expenditures in both years were mainly for the continued buildout and expansion of the PCS network.

"Investments in affiliates, net" consisted of investments in EarthLink, Intelig, Pegaso and other affiliates accounted for using the equity method.


Financing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by financing
   activities          $    1,184     $      3,277
                       -------------------------------


Financing activities in the 2000 year-to-date period mainly reflect a $1.2 billion net increase in long-term debt. In June 2000, Sprint issued $1.25 billion of debt securities registered with the SEC. These borrowings, which mature in 2002, were allocated to the PCS Group. Financing activities in the 1999 year-to-date period mainly reflect proceeds from common stock issuances of $1.0 billion and a $2.5 billion net increase in long-term debt.

Sprint paid cash dividends of $333 million in the 2000 year-to-date period and $328 million in the 1999 year-to-date period.

Capital Requirements

Sprint's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $7.8 to $8.5 billion. FON Group capital expenditures are expected to range between $4.0 and $4.3 billion. Including the investments in broadband fixed wireless facilities, Sprint ION is expected to require $600 to $700 million of this amount. PCS Group capital expenditures are expected to be between $2.9 and $3.2 billion. Additional funds will be required to fund the PCS Group's expected operating losses, working capital and debt service requirements. Investments in affiliates are expected to require cash of $900 million to $1 billion. Dividend payments are expected to total $450 million in 2000.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses.

Liquidity

In August 2000, Sprint renewed its $3.0 billion 364 day revolving credit facility with a syndicate of domestic and international banks to support commercial paper operations. At September 30, 2000, the entire credit facility was unused.

In July 1999, Sprint filed a shelf registration statement with the SEC covering $4.0 billion of senior unsecured debt securities to be used mainly to repay debt and for general purposes, including working capital requirements, acquisitions, and new capital investments. At September 30, 2000, Sprint had issued $2.0 billion of these registered securities.

Borrowings during the remainder of 2000 will be allocated to the FON Group or the PCS Group based on their cash requirements.

Any borrowings Sprint may incur are ultimately limited by certain debt covenants. Sprint could borrow up to $11.7 billion at the end of September 2000 under the most restrictive of its debt covenants.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

General Hedging Policies

Sprint selectively enters into interest rate swap and cap agreements to manage its exposure to interest rate changes on its debt. Sprint also enters into forward contracts and options in foreign currencies to reduce the impact of changes in foreign exchange rates. Sprint seeks to minimize counterparty credit risk through stringent credit approval and review processes, the selection of only the most creditworthy counterparties, continual review and monitoring of all counterparties, and thorough legal review of contracts. Sprint also controls exposure to market risk by regularly monitoring changes in foreign exchange and interest rate positions under normal and stress conditions to ensure they do not exceed established limits.

Sprint's derivative transactions are used for hedging purposes only and comply with Board-approved policies. Senior management receives frequent status updates of all outstanding derivative positions.

Interest Rate Risk Management

Sprint's interest rate risk management program focuses on minimizing exposure to interest rate movements, setting an optimal mixture of floating- and fixed-rate debt, and minimizing liquidity risk. Sprint uses simulation analysis to assess its interest rate exposure and establish the desired ratio of floating- and fixed-rate debt. To the extent possible, Sprint manages interest rate exposure and the floating-to-fixed ratio through its borrowings, but sometimes uses interest rate swaps and caps to adjust its risk profile.

Foreign Exchange Risk Management

Sprint's foreign exchange risk management program focuses on hedging transaction exposure to optimize consolidated cash flow. Sprint's main transaction exposure results from net payments made to overseas telecommunications companies for completing international calls made by Sprint's domestic customers. These international operations were not material to the consolidated financial position at September 30, 2000 or results of operations or cash flows for the quarter ended September 30, 2000. In addition, foreign currency transaction gains and losses were not material to Sprint's year-to-date 2000 results of operations. Sprint has not entered into any significant foreign currency forward contracts or other derivative instruments to hedge the effects of adverse fluctuations in foreign exchange rates. As a result, Sprint was not subject to material foreign exchange risk.

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

Sprint includes certain estimates, projections and other forward-looking statements in its reports, in presentations to analysts and others, and in other publicly available material. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

     o the effects of vigorous competition in the markets in which Sprint operates;

     o the costs and business risks related to entering and expanding new markets necessary to provide seamless services and new services;

     o    the ability of the PCS Group to continue to grow its market  presence;


     o    the risks related to Sprint's  investments  in joint  ventures;

     o the impact of any unusual items resulting from ongoing evaluations of Sprint's business strategies;

     o regulatory risks, including the impact of the Telecommunications Act of 1996;

     o    unexpected   results  of  litigation   filed  against  Sprint;

     o the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint has no control; and

     o other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission.

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are found throughout MD&A. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this report or unforeseen events.

                                    Annex II



                                Sprint FON Group
                         Combined Financial Information


COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint FON Group
(millions, except per share data)
--------------------------------------------- --- ------------------------------- -- -------------------------------
                                                          Quarters Ended                      Year-to-Date
                                                          September 30,                      September 30,
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       4,403     $      4,298      $     13,234     $      12,609
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                     2,103            1,982             6,232             5,744
   Selling, general and administrative                1,003            1,051             3,097             3,100
   Depreciation and amortization                        573              539             1,669             1,566
   Merger related costs                                   -                -               163                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           3,679            3,572            11,161            10,410
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Income                                        724              726             2,073             2,199

Interest expense                                         (8)             (32)              (58)             (119)
Other income (expense), net                             (84)             (11)              (50)               45
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income from continuing operations before
   income taxes                                         632              683             1,965             2,125

Income tax expense                                     (248)            (264)             (771)             (820)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income from Continuing Operations                       384              419             1,194             1,305
Discontinued operation, net                               -              (60)              675              (154)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Income                                              384              359             1,869             1,151
Preferred stock dividends received                        1                2                 5                 5
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Earnings applicable to common stock           $         385     $        361      $      1,874     $       1,156
                                              --- ------------- -- -------------- -- ------------- --- -------------


Diluted Earnings per Common Share
   Continuing operations                      $        0.43     $       0.48      $       1.34     $        1.48
   Discontinued operation                                -             (0.07)             0.76             (0.17)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                         $        0.43     $       0.41      $       2.10     $        1.31
                                              --- ------------- -- -------------- -- ------------- --- -------------
Diluted weighted average common shares                890.8            886.7             894.5             884.3
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic Earnings per Common Share
   Continuing operations                      $        0.44     $       0.49      $       1.36     $        1.51
   Discontinued operation                                 -            (0.07)             0.77             (0.18)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                         $        0.44     $       0.42      $       2.13     $        1.33
                                              --- ------------- -- -------------- -- ------------- --- -------------
Basic weighted average common shares                  884.2            869.4             879.8             866.4
                                              --- ------------- -- -------------- -- ------------- --- -------------

Dividends per Common Share                    $       0.125     $      0.125      $      0.375     $       0.375
                                              --- ------------- -- -------------- -- ------------- --- -------------










                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)                                            Sprint FON Group
(millions)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
                                                    2000              1999             2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Income                                    $        384      $     359         $     1,869      $      1,151
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on
   securities                                            6             (9)                (33)              (11)
Income tax (expense) benefit                            (2)             3                  12                 4
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on
   securities during the period                          4             (6)                (21)               (7)
Reclassification adjustment for gains
   included in net income                                -              -                 (32)              (57)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive income (loss)                  4             (6)                (53)              (64)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Income                          $        388      $     353         $     1,816      $      1,087
                                              --- ------------- -- -------------- -- ------------- --- -------------




































                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).


COMBINED BALANCE SHEETS                                                                                Sprint FON Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       September 30,     December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $        129      $        104
       Accounts receivable, net of allowance for doubtful accounts
          of $233 and $228                                                                    3,051             2,836
       Inventories                                                                              440               441
       Prepaid expenses                                                                         255               251
       Receivables from the PCS Group                                                           397               136
       Investments in equity securities                                                           -               316
       Other                                                                                    113               198
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                   4,385             4,282

     Investments in securities                                                                   81               139

     Property, plant and equipment
       Long distance division                                                                10,593             9,824
       Local division                                                                        16,613            15,828
       Other                                                                                  2,762             2,035
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                   29,968            27,687
       Accumulated depreciation                                                             (15,005)          (13,685)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                     14,963            14,002

     Investments in and loans to the PCS Group                                                  442               431
     Investments in and advances to other affiliates                                            570               452
     Intangible assets
        Goodwill                                                                              1,232             1,223
        Other                                                                                   379               296
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                               1,611             1,519
        Accumulated amortization                                                               (189)             (140)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                 1,422             1,379
     Net assets of discontinued operation                                                         -               394
     Other                                                                                    1,113               724
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                              $     22,976      $     21,803
                                                                                      -----------------------------------

Liabilities and Group Equity
     Current liabilities
       Current maturities of long-term debt                                            $        321     $        902
       Accounts payable                                                                       1,019            1,012
       Accrued interconnection costs                                                            559              683
       Accrued taxes                                                                            238              162
       Advance billings                                                                         352              323
       Payroll and employee benefits                                                            365              557
       Other                                                                                    721              662
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                              3,575            4,301

     Long-term debt and capital lease obligations                                             4,297            4,531

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                       1,333              935
       Postretirement and other benefit obligations                                           1,071            1,064
       Other                                                                                    439              458
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                           2,843            2,457

     Group equity                                                                            12,261           10,514
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                              $     22,976     $     21,803
                                                                                      -----------------------------------

                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).


COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint FON Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date September 30,                                                                 2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities

Net income                                                                            $    1,869       $    1,151
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Discontinued operation, net                                                            (675)             154
     Equity in net losses of affiliates                                                      166               49
     Depreciation and amortization                                                         1,669            1,566
     Deferred income taxes and investment tax credits                                        456              148
     Changes in assets and liabilities:
       Accounts receivable, net                                                             (228)            (367)
       Inventories and other current assets                                                   51              (89)
       Accounts payable and other current liabilities                                         81             (234)
       Receivables from and payables to the PCS Group, net                                  (551)            (104)
       Noncurrent assets and liabilities, net                                                (39)             (85)
     Other, net                                                                              (95)              12
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by operating activities                                                  2,704            2,201
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Investing Activities

Capital expenditures                                                                      (2,655)          (2,455)
Investments in affiliates, net                                                              (681)            (102)
Proceeds from sales of assets                                                                 51               90
Repayments of loans made to Sprint PCS                                                         -              315
Purchase of broadband fixed wireless companies,
    net of cash acquired                                                                       -             (271)
Other, net                                                                                     5             (101)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by continuing operations                                                    (3,280)          (2,524)
Proceeds from sale of investment in Global One                                             1,403                -
Net investing activities of discontinued operation                                             -             (295)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash used by investing activities                                                     (1,877)          (2,819)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Financing Activities

Proceeds from long-term debt                                                                 340            1,536
Allocation of long-term debt to the PCS Group                                                  -             (785)
Payments on long-term debt                                                                  (844)             (34)
Dividends paid                                                                              (322)            (317)
Proceeds from common stock issued                                                            156              155
Treasury stock purchased                                                                     (61)             (48)
Net payments for intergroup stock-based compensation grants                                 (130)               -
Other, net                                                                                    59               89
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided (used) by financing activities                                            (802)             596
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                   25              (22)
Cash and Equivalents at Beginning of Period                                                  104              432
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $      129       $      410
                                                                                     --- ------------- -- -------------


                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).

CONDENSED NOTES TO COMBINED FINANCIAL                           Sprint FON Group
STATEMENTS (Unaudited)


The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the FON Group's combined financial position, results of operations, cash flows and comprehensive income.

Certain information and footnote disclosures normally included in combined financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

The combined FON Group financial statements, together with the combined PCS Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group are prepared on a basis that management believes is reasonable and proper and include:

     o the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,

     o an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and

     o    an allocation of corporate overhead.

The FON Group entities are commonly controlled companies. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The FON Group combined financial statements provide FON shareholders with financial information about the FON Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the stock tracking the other Group. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both FON stock and PCS stock. As a result, the FON Group combined financial statements should be read along with Sprint's consolidated financial statements and the PCS Group's combined financial statements.

Investments in entities in which the FON Group exercises significant influence, but does not control, are accounted for using the equity method (see Note 4).

The FON Group combined financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
2. Discontinued Operation
--------------------------------------------------------------------------------

In January 2000, Sprint reached a definitive agreement with France Telecom S.A. and Deutsche Telekom AG to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One.

The FON Group recorded an after-tax gain related to the sale of Sprint's interest in Global One of $675 million in the first quarter of 2000. The FON Group recorded after-tax losses related to its share of losses from Global One of $60 million in the 1999 third quarter and $154 million in the 1999 year-to-date period.

--------------------------------------------------------------------------------
3. Merger Termination
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the FON Group recognized a one-time, pre-tax charge of $163 million, or 12 cents per share, for costs associated with the terminated merger.

--------------------------------------------------------------------------------
4. Investments
--------------------------------------------------------------------------------

At the end of September 2000, investments accounted for using the equity method consisted of the FON Group's investments in EarthLink, Call-Net, Intelig and other strategic investments. Combined, unaudited, summarized financial information (100% basis) of entities accounted for using the equity method was as follows:


                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Results of operations
  Net operating revenues                      $       622       $      403        $     1,644      $      1,170
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net operating loss                          $      (403)      $      (53)       $      (526)     $       (138)
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net loss                                    $      (420)      $     (114)       $      (706)     $       (207)
                                              --- ------------- -- -------------- -- ------------- --- -------------
Equity in net losses of affiliates            $      (103)      $      (25)       $      (150)     $        (50)
                                              --- ------------- -- -------------- -- ------------- --- -------------


--------------------------------------------------------------------------------
5. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the FON Group's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Income tax expense at the
   federal statutory rate     $   687     $    744
Effect of:
   State income taxes, net
     of federal income tax
     effect                        59           67
   Equity in losses of
     foreign joint ventures        25           14
   Goodwill amortization            9            -
   Other, net                      (9)          (5)
-------------------------------------------------------

Income tax expense            $   771     $    820
                              -------------------------

Effective income tax rate        39.2%        38.6%
                              -------------------------


--------------------------------------------------------------------------------
6. Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

In the 2000 first quarter, the FON Group exchanged 6.6 million common shares of SBC Communications, Inc. for certain notes payable. The notes had a market value of $275 million on the maturity date and $316 million at year-end 1999. The notes had an interest rate of 8.3%.

--------------------------------------------------------------------------------
7. Group Equity
--------------------------------------------------------------------------------

                                         Year-to-Date
                                        September 30,
                                             2000
-------------------------------------------------------
                                          (millions)
Beginning balance                    $      10,514
Net income                                   1,869
Dividends                                     (325)
Common stock issued                            197
Treasury stock purchased                       (61)
Tax benefit of stock
   compensation                                252
Other, net                                    (185)
-------------------------------------------------------

Ending balance                       $      12,261
                                     ------------------


--------------------------------------------------------------------------------
8. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

FON shareholders are subject to all of the risks related to an investment in Sprint and the FON Group, including the effects of any legal proceedings and claims against the PCS Group.

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the FON Group's combined financial statements.

--------------------------------------------------------------------------------
9. Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures.

Industry segment financial information was as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                       Product
                             Long                      Distribution                            Corporate     Sprint
Quarters Ended             Distance        Local       &             Sprint     Other             and          FON
September 30,              Division      Division      Directory       ION       Ventures    Eliminations(1)  Group
                                                       Publishing
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
2000
Net operating revenues  $   2,746     $    1,422    $      487    $     2     $    15      $    (269)    $    4,403
Affiliated revenues           102             86           182          -           -           (269)           101
Operating income (loss)       436            399            75       (167)        (11)            (8)           724


1999
Net operating revenues  $   2,669     $    1,416    $      437    $     -     $     1      $    (225)    $    4,298
Affiliated revenues            64             78           153          -           -           (225)            70
Operating income (loss)       415            378            64       (110)         (7)           (14)           726
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                       Product
                             Long                      Distribution                            Corporate     Sprint
Year-to-Date               Distance        Local       &             Sprint     Other             and          FON
September 30,              Division      Division      Directory       ION       Ventures    Eliminations(1)  Group
                                                       Publishing
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
2000
Net operating revenues  $   8,283     $    4,275    $    1,403    $     5     $    49      $    (781)    $   13,234
Affiliated revenues           280            265           516          -           -           (781)           280
Operating income (loss)     1,302          1,248           210       (458)        (41)          (188)         2,073


1999
Net operating revenues  $   7,862     $    4,171    $    1,309    $     -     $     1      $    (734)    $   12,609
Affiliated revenues           178            229           506          -           -           (734)           179
Operating income (loss)     1,203          1,116           179       (243)        (17)           (39)         2,199
-----------------------------------------------------------------------------------------------------------------------


(1)  Significant intercompany eliminations consist of local access charged to the long distance division, equipment purchases from the product distribution business and interexchange services provided to the local division.  In 2000, corporate operating loss includes a $163 million charge recorded in the 2000 second quarter for costs associated with the terminated merger between
     Sprint and WorldCom, Inc.

--------------------------------------------------------------------------------
10. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The FON Group's cash paid for interest and income taxes was as follows:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $      79   $      96
                              -------------------------
Income taxes                  $     512   $     658
                              -------------------------


The FON Group's noncash activities included the following:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Debt redeemed with
   investments in equity
   securities                 $     275   $       -
                              -------------------------
Tax benefit from stock
   compensation               $     252   $     140
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $      79   $      73
                              -------------------------
Stock received for stock
   options exercised          $      28   $      44
                              -------------------------
Debt assumed in purchase of
   broadband fixed wireless
   companies                  $       -   $     574
                              -------------------------

--------------------------------------------------------------------------------
11. Subsequent Event
--------------------------------------------------------------------------------

In October 2000, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common stock and Class A common stock. Dividends will be paid December 28, 2000.

--------------------------------------------------------------------------------
12.  Recently Issued Accounting Pronouncements
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date for Sprint will be for the quarter ending December 31, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and the FON Group is completing the analysis of the impact of SAB 101 on its financial statements. SAB 101 is not expected to have a material impact on the FON Group's combined financial statements.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires all derivatives to be recorded on the balance sheet as either assets or liabilities and be measured at fair value. Gains or losses from changes in the derivative values are to be accounted for based on how the derivative was used and whether it qualifies for hedge accounting. When adopted in January 2001, this statement is not expected to have a material impact on the FON Group's combined financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint FON Group


--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. (WorldCom) announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the FON Group recognized a one-time, pre-tax charge of $163 million, or 12 cents per share, for costs associated with the terminated merger.

Sprint has been reassessing the FON Group business strategies in response to the cancellation of its planned merger with WorldCom and the recent changes in the overall telecommunications industry. This reassessment may impact the valuation of various FON Group assets and investments. Sprint anticipates that this valuation analysis will be concluded before year-end.

--------------------------------------------------------------------------------
Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network that uses fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving more than
8.3 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint is developing and deploying new integrated communications services, referred to as Sprint ION. Sprint ION extends Sprint's existing network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for advanced services including integrated voice, data, Internet and video. It is also expected to be the foundation for Sprint to provide new competitive local service. Beginning in 2000, the Sprint ION segment includes costs to develop high-speed data services and Sprint ION services for the Multipoint Multichannel Distribution Services broadband fixed wireless platform.

Other Ventures

The "other ventures" segment includes the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

This segment also includes the FON Group's investments in EarthLink, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; Intelig, a long distance provider in Brazil; and certain other telecommunications investments and ventures. All of the investments and ventures are accounted for using the equity method.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Net operating revenues were $4.4 billion for the 2000 third quarter, an increase of 2% from $4.3 billion for the same 1999 period. Net operating revenues for the first nine months in 2000 increased 5% to $13.2 billion from $12.6 billion for the same 1999 period.

Net income was $384 million for the 2000 third quarter compared to $359 million for the same 1999 period. Net income for the first nine months in 2000 was $1.9 billion compared to $1.2 billion for the same 1999 period. Net income for the 2000 year-to-date period includes a $675 million gain related to the sale of the FON Group's interest in Global One. See Note 2 of Notes to Combined Financial Statements.

Core Businesses

The FON Group's core businesses generated improved third quarter and year-to-date net operating revenues compared to the same 1999 periods. Core businesses exclude results from Sprint ION and other ventures. Third quarter 2000 and year-to-date long distance calling volumes increased 16% and 17%, respectively, from the same 1999 periods. Access lines served by the local division increased 4.6% during the past 12 months.

Operating income from core operations improved 7% in the 2000 third quarter compared to the same period a year ago. Excluding the merger related charge, operating income improved 11% in the 2000 year-to-date period compared to the same period a year ago.

--------------------------------------------------------------------------------
Segmental Results of Operations
--------------------------------------------------------------------------------

Long Distance Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     2,746      $     2,669       $        77            2.9%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Interconnection                                     935              977               (42)          (4.3)%
   Operations                                          496              389               107           27.5%
   Selling, general and administrative                 626              635                (9)          (1.4)%
   Depreciation and amortization                       253              253                 -             -
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             2,310            2,254                56            2.5%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating income                               $       436      $       415       $        21            5.1%
                                               -- ------------- -- -------------- -- -------------

Operating margin                                      15.9%            15.5%
                                               -- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     8,283      $     7,862       $       421             5.4%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Interconnection                                   2,892            2,918               (26)           (0.9)%
   Operations                                        1,416            1,066               350            32.8%
   Selling, general and administrative               1,947            1,940                 7             0.4%
   Depreciation and amortization                       726              735                (9)           (1.2)%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             6,981            6,659               322             4.8%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating income                               $     1,302      $     1,203       $        99             8.2%
                                               -- ------------- -- -------------- -- -------------

Operating margin                                      15.7%            15.3%
                                               -- ------------- -- --------------


Net Operating Revenues

Net operating revenues increased 3% in the 2000 third quarter and 5% for the 2000 year-to-date period from the same 1999 periods. These increases mainly reflect strong data services revenue growth. Calling volumes increased 16% in the 2000 third quarter and 17% in the 2000 year-to-date period compared to the same periods a year ago, but were largely offset by a more competitive pricing environment and a reduction in access cost pass-throughs resulting from the implementation of an access reform proposal by the Coalition for Affordable Local and Long distance Service (CALLS) in the 2000 third quarter. Future revenue and operating income growth may be impacted by the continuing pricing pressures being experienced by the long distance division.

Business Market

Business and data market revenues increased 7% in the 2000 third quarter and 9% for the 2000 year-to-date period from the same 1999 periods. Data services showed strong growth from continued demand and increased use of the Internet.

Residential Market

Residential market revenues decreased 6% in the 2000 third quarter and 2% for the 2000 year-to-date period compared to the same 1999 periods. The decrease in the 2000 third quarter was largely due to the implementation of the CALLS proposal at the beginning of the quarter. Revenues for the 2000 third quarter and year-to-date periods declined due to lower calling card usage partly offset by an increase in international revenues. Additionally, revenues for the 2000 year-to-date period were affected by the loss of a major Local Exchange Carrier calling card contract. However, Sprint has entered into another calling card contract that will partially replace the lost revenues. Domestic residential revenues declined in both the 2000 third quarter and year-to-date periods from the same 1999 periods due to price reductions which were partly offset by increased calling volumes. Residential market revenues have benefited from the success of bundled services sales by the local division. Revenue growth from customers within Sprint's local territories has helped mitigate the erosion of revenues from other customers.

Wholesale Market

Wholesale market revenues increased 2% in the 2000 third quarter and 5% in the 2000 year-to-date period from the same 1999 periods. These increases are largely due to the sales of capacity on transoceanic cable in 2000. Additional increases are primarily due to growth in private line and data services offset by declining international voice revenues.

Interconnection Costs

Interconnection costs consist of amounts paid to local phone companies, other domestic service providers and foreign phone companies to complete calls made by the division's domestic customers. These costs decreased 4% in the 2000 third quarter and 1% in the 2000 year-to-date period from the same 1999 periods. The decreases were due to reductions in per-minute international access costs as well as domestic access costs and a decline in international calling volumes, largely offset by costs related to growth in non-minute driven revenues and increased domestic calling volumes. The domestic rate reductions were generally due to the FCC-mandated access rate reductions that took effect in July 1999 and July 2000. The access rate reductions in July 2000 included the implementation of the CALLS proposal. Lower international per-minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of declining unit costs for international interconnection. Interconnection costs were 34.0% of net operating revenues in the 2000 third quarter and 34.9% in the 2000 year-to-date period compared to 36.6% and 37.1% for the same periods a year ago.

Operations Expense

Operations expense includes costs to operate and maintain the long distance network and costs of equipment and transmission capacity sales. It also includes costs to provide operator, public payphone and video teleconferencing services as well as telecommunications services for the hearing-impaired. Operations expense increased 28% in the 2000 third quarter and 33% in the 2000 year-to-date period from the same 1999 periods largely due to increased equipment sales and sales of capacity on transoceanic cable in 2000 and lower product costs in the third quarter a year ago. Excluding the costs of equipment and capacity sales, operations expense increased 5% in the 2000 third quarter and 7% in the 2000 year-to-date period from the same 1999 periods due to increased costs of other products and services. Operations expense was 18.1% of net operating revenues in the 2000 third quarter and 17.1% in the 2000 year-to-date period compared to 14.6% and 13.6% for the same periods a year ago.

Selling, General and Administrative Expense

Selling, general and administrative (SG&A) expense decreased 1% in the 2000 third quarter and remained flat in the 2000 year-to-date period from the same 1999 periods due to strong emphasis on cost control, partly offset by increased marketing and promotions in the business market. SG&A expense was 22.8% of net operating revenues in the 2000 third quarter and 23.5% in the 2000 year-to-date period compared to 23.8% and 24.7% for the same periods a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense remained flat in the 2000 third quarter and decreased 1% in the 2000 year-to-date period from the same periods a year ago due to an adjustment to increase the depreciable lives of certain assets, largely offset by an increased asset base. Depreciation and amortization expense was 9.2% of net operating revenues in the 2000 third quarter and 8.8% in the 2000 year-to-date period compared to 9.5% and 9.3% for the same periods a year ago.

Local Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      1,422      $     1,416       $         6             0.4%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      486              489                (3)           (0.6)%
   Selling, general and administrative                 256              279               (23)           (8.2)%
   Depreciation and amortization                       281              270                11             4.1%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             1,023            1,038               (15)           (1.4)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        399      $       378       $        21             5.6%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      28.1%            26.7%
                                              --- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      4,275      $     4,171       $       104             2.5%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                    1,408            1,432               (24)           (1.7)%
   Selling, general and administrative                 778              828               (50)           (6.0)%
   Depreciation and amortization                       841              795                46             5.8%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             3,027            3,055               (28)           (0.9)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $      1,248      $     1,116       $       132            11.8%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      29.2%            26.8%
                                              --- ------------- -- --------------

Net Operating Revenues

At the beginning of the 2000 third quarter, Sprint changed its transfer pricing for certain transactions between FON Group entities. The main effect of this change was a reduction in the local division's "Net Operating Revenues - Other Revenues." In addition, Sprint's local division sold a customer service and telemarketing organization to the PCS Group at the beginning of the 2000 second quarter. For comparative purposes, the following discussion of local division results assumes the transfer pricing change and the sale of the customer service and telemarketing organization occurred at the beginning of 1999. Adjusting for the transfer pricing change and this sale, operating margins would have been 28.9% for the 2000 year-to-date period and 26.4% for the 1999 third quarter and year-to-date periods.

Net operating revenues increased 3% in the 2000 third quarter and 4% for the 2000 year-to-date period from the same 1999 periods. These increases mainly reflect increased sales of network-based services such as Caller ID and Call Waiting and steady customer access line growth. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling. The local division ended the 2000 third quarter with over 8.3 million switched access lines, a 4.6% increase during the past 12 months. On a voice-grade equivalent basis, which includes both traditional switched services and high capacity lines, access lines grew 18% during the past 12 months. This growth reflects many business customers switching from individual lines to high capacity dedicated circuits.

Local Service Revenues

Local service revenues, derived from local exchange services, grew 7% in the 2000 third quarter and year-to-date periods from the same 1999 periods because of strong demand for bundled services and customer access line growth. Revenue growth also reflects increased sales of data products.

Network Access Revenues

Network access revenues, derived from long distance phone companies using the local network to complete calls, increased 2% in the 2000 third quarter and 6% in the 2000 year-to-date period from the same 1999 periods. The 2000 third quarter and year-to-date revenues reflect a 5% and 7% respective increase in minutes of use and increased revenues from special access services. These increases were offset by FCC-mandated access rate reductions which included the implementation of the CALLS proposal beginning in the 2000 third quarter.

Toll Service Revenues

Toll service revenues are mainly derived from providing long distance services within specified regional calling areas, or LATAs, that are beyond the local calling area. These revenues decreased 24% in the 2000 third quarter and 22% in the 2000 year-to-date period from the same 1999 periods, reflecting increased competition, which is expected to continue, in the intraLATA long distance market. These decreases also reflect the success of sales of bundled services which shift intraLATA customers to Sprint's long distance division. Despite the losses realized by the local division, overall, Sprint has maintained approximately a two-thirds market share of intraLATA long distance in the local division's territories from the 1999 third quarter to the 2000 third quarter.

Other Revenues

Other revenues decreased 1% in the 2000 third quarter and 7% in the 2000 year-to-date period from the same 1999 periods mainly due to a decrease in equipment sales as a result of a planned shift in focus to selling only higher margin products.

Costs of Services and Products

Costs of services and products include costs to operate and maintain the local network and costs of equipment sales. These costs increased 2% in the 2000 third quarter and decreased 1% in the 2000 year-to-date period compared to the same 1999 periods. The increase in the 2000 third quarter was due to access line growth and increased repair and maintenance expenses associated with wet weather conditions, partly offset by a decline in equipment sales and the success of cost control initiatives. The decrease in the 2000 year-to-date costs was due to a decline in equipment sales and the success of cost control initiatives. Costs of services and products was 34.2% of net operating revenues in the 2000 third quarter and 33.0% in the 2000 year-to-date period compared to 34.4% for the same periods a year ago.

Selling, General and Administrative Expense

SG&A expense decreased 7% in the 2000 third quarter and 5% in the 2000 year-to-date period compared to the same 1999 periods. These decreases are mainly due to continued emphasis on cost control. SG&A expense was 18.0% of net operating revenues in the 2000 third quarter and 18.2% in the 2000 year-to-date period compared to 19.8% for the same periods a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense increased 5% in the 2000 third quarter and 6% in the 2000 year-to-date period compared to the same 1999 periods reflecting increased capital expenditures in switching and transport technologies which have shorter asset lives. Depreciation and amortization expense was 19.7% of net operating revenues in the 2000 third quarter and 19.9% in the 2000 year-to-date period compared to 19.4% for the same periods a year ago.

Product Distribution and Directory Publishing Businesses

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $        487      $       437       $      50              11.4%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      375              338              37              10.9%
   Selling, general and administrative                  33               31               2               6.5%
   Depreciation and amortization                         4                4               -               -
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                               412              373              39              10.5%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $         75      $        64       $      11              17.2%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      15.4%            14.6%
                                              --- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                        September 30,                           Variance
                                              -----------------------------------    -------------------------------
                                                     2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      1,403      $     1,309       $      94               7.2%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                    1,085            1,023              62               6.1%
   Selling, general and administrative                  96               94               2               2.1%
   Depreciation and amortization                        12               13              (1)             (7.7)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             1,193            1,130              63               5.6%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        210      $       179       $      31              17.3%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      15.0%            13.7%
                                              --- ------------- -- --------------


Net operating revenues increased 11% in the 2000 third quarter and 7% in the 2000 year-to-date period compared to the same 1999 periods. Nonaffiliated revenues accounted for approximately 60% of revenues in both the 2000 and 1999 third quarters and year-to-date periods. Nonaffiliated revenues increased 7% in the 2000 third quarter and 10% in the 2000 year-to-date period compared to the same 1999 periods. The increase in nonaffiliated revenues in the third quarter was mainly due to the consolidation of a directory publishing partnership.
Beginning in the 2000 third quarter, the directory publishing partnership, previously accounted for as an equity method investment, was fully consolidated due to a restructuring in the partnership management. The year-to-date increase was largely due to an increased volume of equipment sales resulting from the expansion of certain existing sales contracts, mainly in the 2000 first quarter.

Affiliated revenues increased 19% in the 2000 third quarter and 2% in the 2000 year-to-date period compared to the same 1999 periods. The third quarter increase is mainly the result of the mid-year change in the local division's capital program to more network equipment and components. Additionally, affiliate sales were lower beginning in the 1999 third quarter due to the change in the local division's capital program to more electronics and software, which was more frequently purchased directly from manufacturers.

Operating expenses increased 11% in the 2000 third quarter and 6% in the 2000 year-to-date period compared to the same 1999 periods reflecting increased costs of services and products related to the increased volume of equipment sales. The increases were also due to the consolidation of the directory publishing partnership.

Sprint ION(SM)

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $         2       $        -        $         5      $          -
                                              --- ------------- -- -------------- -- ------------- --- -------------
Total operating expenses                              169              110                463               243
                                              --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $      (167)      $     (110)       $      (458)     $       (243)
                                              --- ------------- -- -------------- -- ------------- --- -------------


Net operating revenues for Sprint ION in 2000 reflect revenues from the initial launches of both Sprint ION and broadband fixed wireless services.

Operating expenses for Sprint ION in the 2000 third quarter and year-to-date periods reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising associated with market launches. Depreciation and amortization expense increased $22 million in the 2000 third quarter and $65 million in the 2000 year-to-date period from $11 million and $24 million for the same periods a year ago due to a rapidly increasing asset base.


Other Ventures

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $        15       $        1        $        49      $          1
                                              --- ------------- -- -------------- -- ------------- --- -------------
Total operating expenses                               26                8                 90                18
                                              --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $       (11)      $       (7)       $       (41)     $        (17)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Equity in net losses of affiliates            $      (105)      $      (36)       $      (169)     $        (67)
                                              --- ------------- -- -------------- -- ------------- --- -------------


This segment includes the operating results of the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

The increase in equity in net losses of affiliates reflects losses from Intelig and increased losses from Call-Net. The FON Group ceased recognizing its portion of Intelig losses during the proposed WorldCom/Sprint merger due to the Brazilian government's requirement for Sprint to divest Intelig and limit its management participation. In the 2000 third quarter, the Brazilian government informed Sprint that it was no longer required to divest Intelig and could fully participate in its management as a result of the termination of the proposed merger. Therefore, the FON Group resumed equity method accounting and recorded the previously unrecognized losses in the 2000 third quarter. The 2000 year-to-date Call-Net losses include the FON Group's portion of a restructuring charge recorded by Call-Net in the 2000 first quarter.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

Interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The difference between Sprint's actual interest rates and the rates charged to the PCS Group is reflected as a reduction in the FON Group's interest expense as follows:



                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
FON Group interest costs                      $        68       $       77        $       236      $        235
Credit from the PCS Group                             (60)             (45)              (178)             (116)
                                              --- ------------- -- -------------- -- ------------- --- -------------
Interest expense                              $         8       $       32        $        58      $        119
                                              --- ------------- -- -------------- -- ------------- --- -------------


The FON Group's effective interest rate on long-term debt was 7.3% in the 2000 third quarter, 7.4% in the 2000 year-to-date period, 7.7% in the 1999 third quarter and 7.9% in the 1999 year-to-date period. The decrease mainly reflects increased borrowings with lower interest rates.

Interest costs on short-term borrowings classified as long-term debt, intergroup borrowings, deferred compensation plans, customer deposits, and the credit from the PCS Group detailed above have been excluded so as not to distort the effective interest rate on long-term debt.


Other Income (Expense), Net

Other income (expense) consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $        14       $       10        $        34      $         28
Equity in net losses of affiliates                   (103)             (25)              (150)              (50)
Gains on sales of assets                                -                6                 45                 6
Net gains from investments                              -                -                 23                35
Other, net                                              5               (2)                (2)               26
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total                                         $       (84)      $      (11)       $       (50)     $         45
                                              --- ------------- -- -------------- -- ------------- --- -------------


Gains on sales of assets mainly reflect the 2000 second quarter sale of a directory publishing operation that was not affiliated with the FON Group's local territories.

Income Taxes

See Note 5 of Condensed Notes to Combined Financial Statements for information about the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.


Discontinued Operation, Net

In February 2000, Sprint sold its interest in Global One to France Telecom S.A. and Deutsche Telekom AG. As a result of Sprint's sale of its interest in Global One, the FON Group's gain on sale and its equity share of the results of Global One have been reported as a discontinued operation for all periods presented.

The FON Group recorded an after-tax gain related to the sale of Sprint's interest in Global One of $675 million in the first quarter of 2000. The FON Group recorded after-tax losses related to its share of losses from Global One of $60 million in the third quarter of 1999 and $154 million in the 1999 year-to-date period.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                         September 30,   December 31,
                             2000            1999
------------------------------------------------------
                                 (millions)
Combined assets       $      22,976    $    21,803
                      --------------------------------


The FON Group's combined assets increased $1.2 billion in the 2000 year-to-date period. Net property, plant and equipment increased $961 million reflecting capital expenditures to support the core long distance and local network enhancements, and Sprint ION development and hardware deployment, partly offset by depreciation. Investments in affiliates and other assets increased $507 million mainly reflecting capital contributions to the FON Group's equity method investees, partly offset by equity in net losses of those affiliates. Offsetting decreases in the FON Group's combined assets primarily reflect the cash from the sale of the net assets of the Global One discontinued operation used to repay debt. The FON Group's assets also decreased due to the exchange of investments in equity securities for certain notes payable. See "Liquidity and Capital Resources" for more information about changes in the FON Group's Combined Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by operating
   activities          $    2,704     $      2,201
                       -------------------------------


Operating cash flows increased $503 million in the 2000 year-to-date period mainly reflecting changes in cash flows related to income taxes.

Investing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (1,877)    $     (2,819)
                       -------------------------------


In February 2000, the FON Group received $1.4 billion from the sale of its investment in Global One.

Capital expenditures totaled $2.7 billion in the 2000 year-to-date period and $2.5 billion in the same 1999 period. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. Sprint ION capital expenditures were incurred for development and hardware deployment. Other FON Group capital expenditures were incurred for Sprint's World Headquarters Campus.

"Investments in affiliates, net" consisted of FON Group's investments in EarthLink, Intelig and other affiliates accounted for using the equity method.

Cash flows for the 1999 year-to-date period also include the repayment of loans made to Sprint PCS prior to the Sprint restructuring and payments for the purchases of broadband fixed wireless companies.

Financing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   (used) by financing
   activities          $     (802)    $        596
                       -------------------------------


Financing activities in the 2000 year-to-date period mainly reflect net payments on borrowings totaling $504 million compared to net borrowings of $717 million in the same 1999 period.

The FON Group paid cash dividends of $322 million in the 2000 year-to-date period compared to $317 million in the same 1999 period.

Also included in the 2000 year-to-date financing activities is a $130 million payment to the PCS Group to compensate for the net amount of PCS stock-based compensation granted to FON Group employees and FON stock-based compensation granted to PCS Group employees.

Capital Requirements

The FON Group's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $4.7 to $5.1 billion. FON Group capital expenditures are expected to range between $4.0 and $4.3 billion in 2000. The long distance and local divisions will require the majority of this total. Including the investments in broadband fixed wireless facilities, Sprint ION is expected to require $600 million to $700 million for capital expenditures in 2000. Investments in affiliates are expected to require cash of $700 to $800 million. Dividend payments are expected to total $435 million.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.

                                    Annex III



                                Sprint PCS Group
                         Combined Financial Information


COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint PCS Group
(millions, except per share data)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       1,673     $        844      $      4,310     $       2,184
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                     1,034              795             2,913             2,199
   Selling, general and administrative                  517              446             1,445             1,198
   Depreciation and amortization                        489              393             1,366             1,112
   Merger related costs                                   -                -                24                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           2,040            1,634             5,748             4,509
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Loss                                         (367)            (790)           (1,438)           (2,325)

Interest expense                                       (229)            (176)             (673)             (497)
Other income (expense), net                              (1)               9                16                39
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss before income taxes and extraordinary
   items                                               (597)            (957)           (2,095)           (2,783)

Income tax benefit                                      207              342               739             1,008
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss before Extraordinary Items                        (390)            (615)           (1,356)           (1,775)
Extraordinary items, net                                  -                -                (3)              (21)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Loss                                               (390)            (615)           (1,359)           (1,796)
Preferred stock dividends                                (4)              (4)              (11)              (11)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss applicable to common stock               $        (394)    $       (619)     $     (1,370)    $      (1,807)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic and Diluted Loss per
   Common Share(1)
     Continuing operations                    $       (0.41)    $      (0.65)     $      (1.42)    $       (1.97)
     Extraordinary items                                  -                -                 -             (0.02)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                         $       (0.41)    $      (0.65)     $      (1.42)    $       (1.99)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic and diluted weighted average common
   shares(1)                                          971.3            946.6             963.5             910.3
                                              --- ------------- -- -------------- -- ------------- --- -------------

(1)  In the 2000 first quarter, Sprint effected a two-for-one stock split of its PCS common stock.  As a result, 1999 basic and diluted loss per common share and weighted average common shares have been restated.













                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).


COMBINED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)                                              Sprint PCS Group
(millions)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
--------------------------------------------- ----------------------------------- ----------------------------------
                                                    2000              1999             2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Loss                                      $     (390)       $    (615)        $    (1,359)     $     (1,796)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains on securities                 2                -                   5                 -
Income tax expense                                    (1)               -                  (2)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains on securities
   during the period                                   1                -                   3                 -
Reclassification adjustment for gains
   included in net income                             (8)               -                  (8)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total net unrealized holding losses on
   securities                                         (7)               -                  (5)                -
Foreign currency translation adjustments               1                -                   4                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive loss                        (6)               -                  (1)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Loss                            $     (396)       $    (615)        $    (1,360)     $     (1,796)
                                              --- ------------- -- -------------- -- ------------- --- -------------


































                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).


COMBINED BALANCE SHEETS                                                                                Sprint PCS Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                       September 30,     December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
    Current assets
      Cash and equivalents                                                             $         90      $         16
      Accounts receivable, net of allowance for doubtful
        accounts of $93 and $57                                                                 774               572
      Inventories                                                                               367               336
      Prepaid expenses                                                                          107                89
      Current tax benefit receivable from the FON Group                                           -               293
      Other                                                                                       -                 9
-------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                    1,338             1,315

    Property, plant and equipment
      Network equipment                                                                       6,813             5,817
      Construction work in progress                                                           1,752             1,692
      Buildings and leasehold improvements                                                    1,952             1,235
      Other                                                                                     804               667
-------------------------------------------------------------------------------------------------------------------------
      Total property, plant and equipment                                                    11,321             9,411
      Accumulated depreciation                                                               (2,349)           (1,415)
-------------------------------------------------------------------------------------------------------------------------
      Net property, plant and equipment                                                       8,972             7,996

    Investments in affiliates                                                                   175                 -

    Intangible assets
      Goodwill                                                                                4,545             4,522
      PCS licenses                                                                            3,059             3,060
      Customer base                                                                             747               726
      Microwave relocation costs                                                                408               377
      Other                                                                                      46                54
-------------------------------------------------------------------------------------------------------------------------
      Total intangible assets                                                                 8,805             8,739
      Accumulated amortization                                                                 (944)             (551)
-------------------------------------------------------------------------------------------------------------------------
      Net intangible assets                                                                   7,861             8,188

    Other                                                                                       400               425
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                              $     18,746      $     17,924
                                                                                      -----------------------------------

Liabilities and Group Equity
    Current liabilities
       Current maturities of long-term debt                                            $        170     $        185
       Accounts payable                                                                         513              450
       Construction obligations                                                                 853            1,039
       Accrued taxes                                                                            191              130
       Accrued interest                                                                         265              120
       Payables to the FON Group                                                                397              136
       Other                                                                                    606              518
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                              2,995            2,578

    Long-term debt and capital lease obligations                                             13,018           11,304

    Deferred credits and other liabilities
       Deferred income taxes                                                                    133              582
       Other                                                                                    200              140
-------------------------------------------------------------------------------------------------------------------------
      Total deferred credits and other liabilities                                              333              722

    Group equity                                                                              2,400            3,320
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                              $     18,746     $     17,924
                                                                                      -----------------------------------

                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).


COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint PCS Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date September 30,                                                                 2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------


Operating Activities

Net loss                                                                              $   (1,359)      $   (1,796)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
     Extraordinary items, net                                                                  3               21
     Equity in net loss of affiliate                                                          31                -
     Depreciation and amortization                                                         1,366            1,112
     Deferred income taxes                                                                  (447)            (130)
     Changes in assets and liabilities:
         Accounts receivable, net                                                           (196)            (239)
         Inventories and other current assets                                                (48)            (210)
         Accounts payable and other current liabilities                                      291              304
         Current tax benefit receivable from the FON Group                                   293             (202)
         Receivables from and payables to the FON Group, net                                 258              306
         Noncurrent assets and liabilities, net                                               63               (9)
     Other, net                                                                              (32)              14
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided (used) by operating activities                                             223             (829)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities

Capital expenditures                                                                      (2,110)          (1,580)
Investments in affiliates                                                                   (201)               -
Proceeds from sale of assets                                                                 204                -
Other, net                                                                                   (11)             (82)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                     (2,118)          (1,662)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities

Proceeds from long-term debt                                                               2,071            4,193
Payments on long-term debt                                                                  (400)          (2,698)
Dividends paid                                                                               (11)             (11)
Proceeds from common stock issued                                                            108              856
Net proceeds from intergroup stock-based compensation grants                                 130                -
Other, net                                                                                    71               (6)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by financing activities                                                  1,969            2,334
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                   74             (157)
Cash and Equivalents at Beginning of Period                                                   16              173
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $       90       $       16
                                                                                     --- ------------- -- -------------













                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).

CONDENSED NOTES TO COMBINED FINANCIAL
STATEMENTS (Unaudited)                                          Sprint PCS Group


The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the PCS Group's combined financial position, results of operations, cash flows and comprehensive loss.

Certain information and footnote disclosures normally included in combined financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

The combined PCS Group financial statements, together with the combined FON Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group are prepared on a basis that management believes is reasonable and proper and include:

     o the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,

     o an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and

     o    an allocation of corporate overhead.

The PCS Group entities are commonly controlled companies. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The PCS Group combined financial statements provide PCS shareholders with financial information about the PCS Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the stock tracking the other Group. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both FON stock and PCS stock. As a result, the PCS Group combined financial statements should be read along with Sprint's consolidated financial statements and the FON Group's combined financial statements.

Investments in entities in which the PCS Group exercises significant influence, but does not control, are accounted for using the equity method (see Note 3).

The PCS Group combined financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
2. Merger Termination
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the PCS Group recognized a one-time, pre-tax charge of $24 million, or 2 cents per share, for costs associated with the terminated merger.

--------------------------------------------------------------------------------
3. Investment
--------------------------------------------------------------------------------

During the 2000 second quarter, the PCS Group made an investment in Pegaso Telecomunicaciones, S.A. de C.V., a wireless PCS operation in Mexico. The PCS Group accounts for this investment using the equity method. Unaudited, summarized financial information (100% basis) of this entity was as follows:

                    Quarter Ended   Inception-to-Date
                    September 30,     September 30,
                         2000             2000
------------------------------------------------------
                              (millions)
Results of operations
   Net operating
     revenues       $     33        $       55
                   ----------------------------------
   Operating loss   $    (46)       $      (90)
                   ----------------------------------
   Net loss         $    (33)       $     (109)
                   ----------------------------------
Equity in net
   loss of          $    (17)       $      (31)
   affiliate
                   ----------------------------------


--------------------------------------------------------------------------------
4. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the PCS Group's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Income tax benefit at the
   federal statutory rate     $  (733)    $    (974)
Effect of:
   State income taxes, net
     of federal income tax
     effect                       (46)          (56)
   Equity in loss of foreign
     affiliate                     13             -
   Goodwill amortization           29            25
   Other, net                      (2)           (3)
-------------------------------------------------------

Income tax benefit            $  (739)    $  (1,008)
                              -------------------------

Effective income tax rate         35.3%        36.2%
                              -------------------------


--------------------------------------------------------------------------------
5.  Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

During the 2000 year-to-date period, Sprint allocated to the PCS Group $1.25 billion of debt consisting of notes with 2-year maturities. These notes have interest rates ranging from 9.2% to 9.3%, which are based on rates the PCS Group would have been able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guarantee by Sprint or any member of the FON Group.

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
6. Group Equity
--------------------------------------------------------------------------------

                                         Year-to-Date
                                        September 30,
                                             2000
-------------------------------------------------------
                                          (millions)
Beginning balance                    $       3,320
Net loss                                    (1,359)
Dividends                                      (11)
Common stock issued                            166
Tax benefit of stock
   compensation                                154
Other, net                                     130
-------------------------------------------------------

Ending balance                       $       2,400
                                     ------------------


--------------------------------------------------------------------------------
7. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

PCS shareholders are subject to all of the risks related to an investment in Sprint and the PCS Group, including the effects of any legal proceedings and claims against the FON Group.

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the PCS Group's combined financial statements.

--------------------------------------------------------------------------------
8. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The PCS Group's cash paid (received) for interest and income taxes was as follows:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     513   $     322
                              -------------------------
Income taxes                  $    (912)  $    (673)
                              -------------------------

The PCS Group's noncash activities included the following:

                                    Year-to-Date
                                   September 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Tax benefit from stock
   compensation               $     154   $       -
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $      94   $      25
                              -------------------------
Stock received for stock
   options exercised          $      36   $       -
                              -------------------------
Common stock issued for Cox
   PCS acquisition            $       -   $   1,146
                              -------------------------
Capital lease obligations     $       -   $      36
                              -------------------------


--------------------------------------------------------------------------------
9.  Recently Issued Accounting Pronouncements
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date for Sprint will be for the quarter ending December 31, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and the PCS Group is completing the analysis of the impact of SAB 101 on its financial statements. SAB 101 is not expected to have a material impact on the PCS Group's combined financial statements.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires all derivatives to be recorded on the balance sheet as either assets or liabilities and be measured at fair value. Gains or losses from changes in the derivative values are to be accounted for based on how the derivative was used and whether it qualifies for hedge accounting. When adopted in January 2001, this statement is not expected to have a material impact on the PCS Group's combined financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint PCS Group


--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the PCS Group recognized a one-time pre-tax charge of $24 million, or 2 cents per share, for costs associated with the terminated merger.

--------------------------------------------------------------------------------
Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's wireless PCS operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of September 2000, the PCS Group operated PCS systems in more than 300 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches more than 213 million people. The PCS Group provides nationwide service through:

     o    operating its own digital network in major U.S. metropolitan areas,

     o affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,

     o    roaming  on  other   providers'   analog   cellular   networks   using
          dual-band/dual-mode handsets, and

     o roaming on other providers' digital PCS networks that use code division multiple access.

The PCS Group also provides wholesale PCS services to companies that resell the services to their customers on a retail basis. These companies pay the PCS Group a discounted price for their customers' usage, but bear the costs of acquisition and customer service.

The PCS Group also includes its investment in Pegaso Telecomunicaciones, S.A. de C.V. (Pegaso), a wireless PCS operation in Mexico. This investment is accounted for using the equity method.

The wireless industry, including the PCS Group, typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; the timing of new products and service introductions; and aggressive marketing and sales promotions.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $    1,673       $      844        $       829            98.2%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                   1,034              795                239            30.1%
   Selling, general and administrative                517              446                 71            15.9%
   Depreciation and amortization                      489              393                 96            24.4%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                            2,040            1,634                406            24.8%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating loss                                 $     (367)      $     (790)       $       423            53.5%
                                               -- ------------- -- -------------- -- -------------

Operating income (loss) before depreciation
   and amortization                            $      122       $     (397)       $       519             NM
                                               -- ------------- -- -------------- -- -------------

NM = Not meaningful


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                         September 30,                          Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $    4,310       $    2,184        $     2,126            97.3%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                   2,913            2,199                714            32.5%
   Selling, general and administrative              1,445            1,198                247            20.6%
   Depreciation and amortization                    1,366            1,112                254            22.8%
   Merger related costs                                24                -                 24              NM
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                            5,748            4,509              1,239            27.5%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating loss                                 $   (1,438)      $   (2,325)       $       887            38.2%
                                               -- ------------- -- -------------- -- -------------

Operating loss before depreciation and
   amortization and merger related costs       $      (48)      $   (1,213)       $     1,165            96.0%
                                               -- ------------- -- -------------- -- -------------

NM = Not meaningful

The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retail chain and the subsequent service revenues generated by sales to its customers accounted for 25% of net operating revenues in the 2000 third quarter and year-to-date periods. These revenues were 29% of net operating revenues in the 1999 third quarter and year-to-date periods.

Net Operating Revenues

Net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges, usage charges and activation fees. Subscriber revenues increased 105% in the 2000 third quarter and 108% in the 2000 year-to-date period from the same 1999 periods mainly reflecting an increase in the average number of customers. The PCS Group added 911,000 customers in the 2000 third quarter, including 72,000 purchased from a reseller. The PCS group added 2.6 million customers in the 2000 year-to-date period, ending the quarter with over 8.3 million customers in more than 300 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $59 for the 2000 third quarter and $58 for the 2000 year-to-date period compared to $54 in the 1999 third quarter and year-to-date periods. The increase in ARPU was partly due to the implementation of activation charges in the 2000 second quarter. Additionally, the companies that the PCS Group serves on a wholesale basis added 122,000 customers in the 2000 third quarter, excluding the 72,000 sold to the PCS Group. These companies added 188,000 customers in the 2000 year-to-date period, ending the quarter with approximately 260,000 customers.

Customer churn rates have improved from the 1999 third quarter and year-to-date periods and are currently near 3%. The improvements reflect increased services and the success of several customer retention initiatives.

Revenues from sales of handsets and accessories were approximately 14% of net operating revenues in the 2000 third quarter and 15% in the 2000 year-to-date period. These revenues as a percentage of net operating revenues were approximately 17% in the 1999 third quarter and 19% in the 1999 year-to-date period. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

Costs of services and products mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased 30% in the 2000 third quarter and 32% in the 2000 year-to-date period from the same 1999 periods reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

Selling, general and administrative (SG&A) expense mainly includes marketing costs to promote products and services as well as salary and benefit costs. SG&A expense increased 16% in the 2000 third quarter and 21% in the 2000 year-to-date period from the same 1999 periods reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Acquisition costs per gross customer addition, including equipment subsidies and marketing costs, have improved approximately 20% in the 2000 third quarter and year-to-date periods from the same 1999 periods. Lower handset unit costs and scale benefits from greater customer additions have contributed to the improvement.

Cash costs per user (CCPU) consists of costs of service revenues, service delivery and other general and administrative costs. CCPU decreased more than 25% in the 2000 third quarter and year-to-date periods from the same 1999 periods. The improvements reflect successful expense management and scale benefits resulting from the increased customer base.

Depreciation and amortization expense consists mainly of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over 30 months to 40 years.

Depreciation and amortization expense increased 24% in the 2000 third quarter and 23% in the 2000 year-to-date period from the same 1999 periods mainly reflecting depreciation of the network assets placed in service during 2000 and 1999. The year-to-date increase also reflects amortization of intangible assets acquired in the Cox PCS purchase in the 1999 second quarter.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

The PCS Group's effective interest rate on long-term debt was 8.7% in the 2000 third quarter, 8.6% in the 2000 year-to-date period, 8.5% in 1999 third quarter and 8.6% in the 1999 year-to-date period. Interest costs on short-term borrowings classified as long-term debt, intergroup borrowings and deferred compensation plans have been excluded so as not to distort the PCS Group's effective interest rate on long-term debt.

Interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The PCS Group's interest expense includes interest costs resulting from the difference between Sprint's actual interest rates and the rates charged to the PCS Group. These costs are reflected in the effective interest rates above.

Other Income (Expense), Net

Other income (expense) consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                        September 30,                       September 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $         -       $        1        $         -      $          4
Equity in net loss of affiliate                       (17)               -                (31)                -
Gains on sales of assets                               13                -                 47                 -
Minority interest for Cox PCS                           -                -                  -                20
Other, net                                              3                8                  -                15
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total                                         $        (1)      $        9        $        16      $         39
                                              --- ------------- -- -------------- -- ------------- --- -------------


Gains on sales of assets reflect the sales of certain customers and associated network infrastructure during 2000.

Income Taxes

See Note 4 of Condensed Notes to Combined Financial Statements for the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Extraordinary Items, Net

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had a weighted average interest rate equal to the London Inter-Bank Offered Rate plus 40 basis points. This resulted in a $21 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                          September      December 31,
                             30,
                             2000            1999
------------------------------------------------------
                                (millions)
Combined assets       $      18,746   $     17,924
                      --------------------------------


Net property, plant and equipment increased $976 million since year-end mainly reflecting capital expenditures to support the PCS network buildout and expansion, partly offset by depreciation and network asset sales.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. The current tax benefit receivable from the FON Group decreased $293 million reflecting payments from the FON Group for income taxes during the period.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   (used) by operating
   activities          $      223     $       (829)
                       -------------------------------


Cash flows from operating activities increased $1.1 billion in the 2000 year-to-date period primarily reflecting decreased operating losses for the PCS Group as well as decreases in working capital.

Investing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (2,118)    $     (1,662)
                       -------------------------------


Capital expenditures, which are the PCS Group's largest investing activity, totaled $2.1 billion in the 2000 year-to-date period, compared to $1.6 billion in the 1999 year-to-date period. Capital expenditures in both years were mainly for the continued buildout and expansion of the PCS network.

Financing Activities

                                 Year-to-Date
                                September 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by financing
   activities          $    1,969     $     2,334
                       -------------------------------


In the 2000 year-to-date period, financing activities mainly reflect proceeds from long-term debt used to fund capital requirements and repay existing debt. In the 1999 year-to-date period, financing activities reflect proceeds from long-term debt and net proceeds from PCS common stock issuances of $856 million. These proceeds were also used primarily to fund capital requirements and repay existing debt.

Also included in the 2000 year-to-date financing activities is $130 million received from the FON Group to compensate for the net amount of PCS stock-based compensation granted to FON Group employees and FON stock-based compensation granted to PCS Group employees.

Capital Requirements

The PCS Group's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to be between $3.1 and $3.4 billion. Capital expenditures are expected to be between $2.9 billion and $3.2 billion. Investments in affiliates are expected to require cash of approximately $200 million. Additional funds will be required to fund expected operating losses, working capital and debt service requirements of the PCS Group.


PCS preferred stock dividend payments are expected to total $15 million in 2000, including payments to the FON Group for its preferred intergroup interest.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.